                                                                  EXHIBIT 10.26


                                CREDIT AGREEMENT


                                    between


               TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP,
                                  as Borrower,


                            SUNTRUST BANK, ATLANTA,
                            as Administrative Agent,


                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                             as Sole Lead Arranger,


                      THE FIRST NATIONAL BANK OF CHICAGO,
                             as Syndication Agent,

                           FIRST UNION NATIONAL BANK,
                            as Documentation Agent,


                                      and


                                CERTAIN LENDERS,
                                   as Lenders




                             $75,000,000 TERM LOAN
                         $25,000,000 REVOLVING FACILITY


                                  MAY 17, 1999

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]







                      PREPARED BY HAYNES AND BOONE, L.L.P.

                               TABLE OF CONTENTS


SECTION 1         DEFINITIONS AND TERMS...........................................................................1
                  1.1      Definitions............................................................................1
                  1.2      Time References.......................................................................12
                  1.3      Other References......................................................................12
                  1.4      Accounting Principles.................................................................13

SECTION 2         COMMITMENT.....................................................................................13
                  2.1      Term Loan.............................................................................13
                  2.2      Revolving Facility....................................................................13
                  2.3      Borrowing Procedure...................................................................13
                  2.4      Effect of Requests....................................................................14
                  2.5      Termination...........................................................................14

SECTION 3         PAYMENT TERMS..................................................................................14
                  3.1      Notes and Payments....................................................................14
                  3.2      Interest and Principal Payments.......................................................15
                  3.3      Interest Options......................................................................16
                  3.4      Quotation of Rates....................................................................16
                  3.5      Default Rate..........................................................................16
                  3.6      Interest Recapture....................................................................16
                  3.7      Interest Calculations.................................................................17
                  3.8      Maximum Rate..........................................................................17
                  3.9      Interest Periods......................................................................17
                  3.10     Conversions...........................................................................17
                  3.11     Order of Application..................................................................18
                  3.12     Sharing of Payments, Etc..............................................................18
                  3.13     Offset................................................................................18
                  3.14     Booking Borrowings....................................................................19
                  3.15     Basis Unavailable or Inadequate for LIBOR Rate........................................19
                  3.16     Additional Costs......................................................................19
                  3.17     Change in Legal Requirements..........................................................20
                  3.18     FUNDING LOSS..........................................................................20
                  3.19     Foreign Lenders, Participants, and Assignees..........................................20
                  3.20     Discharge and Reinstatement...........................................................21

SECTION 4         FEES...........................................................................................21
                  4.1      Treatment of Fees.....................................................................21
                  4.2      Commitment Fee........................................................................21

SECTION 5         CONDITIONS PRECEDENT...........................................................................21

SECTION 6         GUARANTIES.....................................................................................22

SECTION 7         REPRESENTATIONS AND WARRANTIES.................................................................22
                  7.1      Purpose...............................................................................22
                  7.2      Subsidiaries..........................................................................22
                  7.3      Existence, Authority, and Good Standing...............................................22
                  7.4      Authorization and Contravention.......................................................22
                  7.5      Binding Effect........................................................................23
                  7.6      Current Financials....................................................................23
                  7.7      Solvency..............................................................................23
                  7.8      Litigation............................................................................23


                                                               CREDIT AGREEMENT
                                      (i)

                  7.9      Taxes.................................................................................23
                  7.10     Environmental Matters.................................................................23
                  7.11     Employee Plans........................................................................23
                  7.12     Debt..................................................................................24
                  7.13     Properties; Liens.....................................................................24
                  7.14     Government Regulations................................................................24
                  7.15     Transactions with Affiliates..........................................................24
                  7.16     Leases................................................................................24
                  7.17     Labor Matters.........................................................................24
                  7.18     Intellectual Property.................................................................24
                  7.19     FINA/BASF Contracts...................................................................25
                  7.20     Y2K Issue.............................................................................25
                  7.21     Full Disclosure.......................................................................25

SECTION 8         AFFIRMATIVE COVENANTS..........................................................................25
                  8.1      Certain Items Furnished...............................................................25
                  8.2      Use of Credit.........................................................................27
                  8.3      Books and Records.....................................................................27
                  8.4      Inspections...........................................................................27
                  8.5      Taxes.................................................................................27
                  8.6      Payment of Obligation.................................................................27
                  8.7      Expenses..............................................................................27
                  8.8      Maintenance of Existence, Assets, and Business........................................27
                  8.9      Insurance.............................................................................28
                  8.10     Environmental Matters.................................................................28
                  8.11     FINA/BASF Contracts...................................................................28
                  8.12     INDEMNIFICATION.......................................................................28

SECTION 9         NEGATIVE COVENANTS.............................................................................29
                  9.1      Debt..................................................................................29
                  9.2      Prepayments...........................................................................29
                  9.3      Liens.................................................................................30
                  9.4      Employee Plans........................................................................31
                  9.5      Transactions with Affiliates..........................................................31
                  9.6      Compliance with Legal Requirements and Documents......................................31
                  9.7      Investments...........................................................................32
                  9.8      Distributions.........................................................................32
                  9.9      Disposition of Assets.................................................................32
                  9.10     Mergers, Consolidations, and Dissolutions.............................................32
                  9.11     Amendment of Constituent Documents....................................................33
                  9.12     FINA/BASF Contracts...................................................................33
                  9.13     Assignment............................................................................33
                  9.14     Fiscal Year and Accounting Methods....................................................33
                  9.15     New Businesses........................................................................33
                  9.16     Government Regulations................................................................33
                  9.17     Senior Notes..........................................................................33
                  9.18     Strict Compliance.....................................................................33

SECTION 10        FINANCIAL COVENANTS............................................................................33
                  10.1     Minimum Net Worth.....................................................................33
                  10.2     Maximum Funded Debt to EBITDA.........................................................33
                  10.3     Fixed Charge Coverage Ratio...........................................................34

SECTION 11        EVENTS OF DEFAULT..............................................................................34
                  11.1     Payment of Obligation.................................................................34


                                                               CREDIT AGREEMENT
                                      (ii)

                  11.2     Covenants.............................................................................34
                  11.3     Debtor Relief.........................................................................34
                  11.4     Judgments and Attachments.............................................................35
                  11.5     Government Action.....................................................................35
                  11.6     Misrepresentation.....................................................................35
                  11.7     Change of Control.....................................................................35
                  11.8     Other Debt............................................................................35
                  11.9     FINA/BASF Contracts...................................................................35
                  11.10    Validity and Enforceability...........................................................35

SECTION 12        RIGHTS AND REMEDIES............................................................................36
                  12.1     Remedies Upon Event of Default........................................................36
                  12.2     Company Waivers.......................................................................36
                  12.3     Not in Control........................................................................36
                  12.4     Course of Dealing.....................................................................37
                  12.5     Cumulative Rights.....................................................................37
                  12.6     Application of Proceeds...............................................................37
                  12.7     Expenditures by Lenders...............................................................37
                  12.8     Limitation of Liability...............................................................37

SECTION 13        ADMINISTRATIVE AGENT AND LENDERS...............................................................37
                  13.1     Administrative Agent..................................................................37
                  13.2     Expenses..............................................................................39
                  13.3     Proportionate Absorption of Losses....................................................39
                  13.4     Delegation of Duties; Reliance........................................................39
                  13.5     Limitation of Administrative Agent's Liability........................................40
                  13.6     Event of Default......................................................................41
                  13.7     Limitation of Liability...............................................................41
                  13.8     Other Agents..........................................................................41
                  13.9     Relationship of Lenders...............................................................41
                  13.10    Benefits of Agreement.................................................................41

SECTION 14        MISCELLANEOUS..................................................................................41
                  14.1     Nonbusiness Days......................................................................41
                  14.2     Communications........................................................................41
                  14.3     Form and Number.......................................................................41
                  14.4     Exceptions............................................................................42
                  14.5     Survival..............................................................................42
                  14.6     Governing Law.........................................................................42
                  14.7     Invalid Provisions....................................................................42
                  14.8     Amendments, Supplements, Waivers, Consents, and Conflicts.............................42
                  14.9     Counterparts..........................................................................43
                  14.10    Parties...............................................................................43
                  14.11    Venue, Service of Process, and Jury Trial.............................................45
                  14.12    NON-RECOURSE TO TEXAS EASTERN.........................................................45
                  14.13    Confidentiality.......................................................................46
                  14.14    Entirety..............................................................................46


                                                               CREDIT AGREEMENT
                                     (iii)

                             SCHEDULES AND EXHIBITS

         Schedule 2          -       Lenders and Commitments
         Schedule 5          -       Closing Documents
         Schedule 7.2        -       Companies and Names
         Schedule 7.8        -       Litigation
         Schedule 7.10       -       Environmental Matters
         Schedule 7.11       -       Employee-Plan Matters
         Schedule 7.12       -       Existing Debt
         Schedule 7.13       -       Existing Liens
         Schedule 7.15       -       Affiliate Transactions

         Exhibit A-1         -       Term Note
         Exhibit A-2         -       Revolving Note
         Exhibit B           -       Guaranty
         Exhibit C-1         -       Borrowing Request
         Exhibit C-2         -       Conversion Notice
         Exhibit C-3         -       Compliance Certificate (Borrower)
         Exhibit C-4         -       Compliance Certificate (TEPPCO Partners)
         Exhibit D           -       Opinion of Counsel
         Exhibit E           -       Assignment and Assumption Agreement



                                                               CREDIT AGREEMENT
                                      (iv)

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of May 17, 1999, between TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership ("BORROWER"), Lenders (defined below), SUNTRUST BANK, ATLANTA, as
Administrative Agent for Lenders, THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent for Lenders, and FIRST UNION NATIONAL BANK, as Documentation Agent for Lenders.

         Borrower has requested that Lenders extend to Borrower (A) a $75,000,000 term loan (the "TERM LOAN") to be funded by Lenders from time to time until the Term Loan Conversion Date (defined below) and used by Borrower as provided in SECTION 7.1, and (B) a revolving credit facility (the "REVOLVING FACILITY") not to exceed at any one time outstanding $25,000,000 (as that amount may be reduced or canceled pursuant to this agreement) to be funded by Lenders from time to time and used by Borrower as provided in SECTION 7.1. Lenders are willing to extend the requested loans on the terms and conditions of this agreement.

         ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Administrative Agent agree as follows:

SECTION 1         DEFINITIONS AND TERMS.

         1.1      DEFINITIONS.  As used in the Credit Documents:

         "ACQUISITION" by any Person means any transaction or series of transactions on or after the Closing Date pursuant to which that Person directly or indirectly -- whether in the form of a capital expenditure, an Investment, a merger, a consolidation, or otherwise and whether through a solicitation of tender of equity securities, one or more negotiated block, market, private, other transactions, or any combination of the foregoing -- purchases (a) all or substantially all of the business or assets of any other individual or entity or operating division or business unit of any other individual or entity, or (b) more than 25% of the equity interest in any other individual or entity.

         "ADMINISTRATIVE AGENT" means, at any time, SunTrust Bank, Atlanta (or its successor appointed under SECTION 13), acting as administrative agent for Lenders under the Credit Documents.

         "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) Texas Eastern, TEPPCO Partners, and all of the Subsidiaries of TEPPCO Partners are Affiliates with each other.

         "APPLICABLE MARGIN" means, for any day, the margin of interest over the Base Rate, or the LIBOR Rate, as the case may be, that is applicable when the Base Rate or LIBOR Rate, as applicable, is determined under this agreement.


                                                               CREDIT AGREEMENT

                  (a) The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of the Companies' Funded Debt to EBITDA as stated in the table below.

                  (b) From the Closing Date through the date six calendar months following the Closing Date, the Applicable Margin shall not be lower than 1.25% for LIBOR-Rate Borrowings and 0.25% for Base-Rate Borrowings.

                  (c) For purposes of the definitions of "Applicable Margin" and "Applicable Percentage," EBITDA and Funded Debt are calculated for the Companies' most recently completed fiscal quarter.

                  (d) The Applicable Margin and Applicable Percentage in effect at any time (whether in the middle of an Interest Period or otherwise) are based upon the ratio of the Companies' Funded Debt to EBITDA as determined from the Current Financials and related Compliance Certificate then most recently received by Administrative Agent, effective as of the date received by Administrative Agent.

                  (e) If Borrower fails to timely furnish to Administrative Agent any Financials and related Compliance Certificate as required by this agreement, then the maximum Applicable Margin and Applicable Percentage apply from the date those Financials and related Compliance Certificate are required to be delivered and remain in effect until Borrower furnishes them to Administrative Agent.


==================================== ================ =================
                                        APPLICABLE       APPLICABLE
                                        MARGIN FOR       MARGIN FOR
   RATIO OF FUNDED DEBT TO EBITDA       BASE-RATE        LIBOR-RATE
                                        BORROWINGS       BORROWINGS
==================================== ================ =================
Less than or equal to 3.00 to 1.00        0.000%           0.875%
------------------------------------ ---------------- -----------------
Greater than 3.00 to 1.00 and less        0.000%           1.000%
than or equal to 3.75 to 1.00
------------------------------------ ---------------- -----------------
Greater than 3.75 to 1.00 and less        0.250%           1.250%
than or equal to 4.25 to 1.00
------------------------------------ ---------------- -----------------
Greater than 4.25 to 1.00                 0.500%           1.500%
==================================== ================ =================

         "APPLICABLE PERCENTAGE" means, for any day, a commitment-fee percentage applicable under SECTION 4.2, subject to adjustment (upwards or downwards, as appropriate), based on the ratio of the Companies' Funded Debt to EBITDA, as follows:



                                                               CREDIT AGREEMENT
                                       2

                ===================================   ==========
                     RATIO OF FUNDED DEBT TO          APPLICABLE
                             EBITDA                   PERCENTAGE
                ===================================   ==========
                Less than or equal to 3.00 to 1.00      0.200%
                -----------------------------------   ----------
                Greater than 3.00 to 1.00 and less      0.250%
                than or equal to 3.75 to 1.00
                -----------------------------------   ----------
                Greater than 3.75 to 1.00 and less      0.250%
                than or equal to 4.25 to 1.00
                -----------------------------------   ----------
                Greater than 4.25 to 1.00               0.375%
                ===================================   ==========


From the Closing Date through the date six calendar months following the Closing Date, the Applicable Percentage shall be 0.25%. The Applicable Percentage is calculated and determined as further provided in the definition of the term "Applicable Margin."

         "ASSIGNEE" is defined in SECTION 14.10(d).

         "ASSIGNMENT" is defined in SECTION 14.10(d).

         "BASE RATE" means, for any day, the greater of either (a) the annual interest rate most recently announced by Administrative Agent as its prime lending rate (which may not necessarily represent the lowest or best rate actually charged to any customer, as Administrative Agent may make commercial loans or other loans at interest rates higher or lower than that prime lending rate) in effect at its principal office in Atlanta, Georgia, which rate may automatically increase or decrease without notice to Borrower or any other Person, or (b) the sum of the Fed-Funds Rate plus 0.5%.

         "BASE-RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

         "BORROWER" is defined in the preamble to this agreement.

         "BORROWING" means any amount disbursed under the Credit Documents by one or more Lenders to or on behalf of Borrower under the Credit Documents, either as an original disbursement of funds, a renewal, extension, or continuation of an amount outstanding.

         "BORROWING DATE" is defined in SECTION 2.3(a).

         "BORROWING REQUEST" means a request, subject to SECTION 2.3(a), substantially in the form of EXHIBIT C-1.

         "BUSINESS DAY" means (a) for purposes of any LIBOR-Rate Borrowing, a day when commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Legal Requirement to be closed in Georgia or New York.


                                                               CREDIT AGREEMENT
                                       3

         "CAPITAL LEASE" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

         "CLOSING DATE" means the date agreed to by Borrower and Administrative Agent for disbursement of the initial Borrowing under this agreement, which must be a Business Day occurring no later than June 1, 1999, but not before all of the conditions precedent in this agreement for that disbursement have been satisfied.

         "COMMITMENT" means, at any time and for any Lender, the amounts stated beside that Lender's name on the most-recently amended SCHEDULE 2 for the Revolving Facility (which amount is subject to reduction and cancellation as provided in this agreement) and the Term Loan.

         "COMMITMENT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

         "COMPANIES" means, at any time, Borrower and each of its Subsidiaries.

         "COMPLETION DATE" means, in respect of the FINA/BASF Project, the date on which all of the "Completion Standards" set forth in Exhibit 2.1 to the Services Agreement have been satisfied.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-3 and signed by a Responsible Officer on behalf of Borrower or the form of EXHIBIT C-4 signed by a Responsible Officer on behalf of TEPPCO Partners.

         "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, for a (a) corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited-liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

         "CONVERSION NOTICE" means a request, subject to SECTION 3.10, substantially in the form of EXHIBIT C-2.

         "CREDIT DOCUMENTS" means (a) this agreement, certificates and reports delivered by or on behalf of any Company, TEPPCO Partners, or Texas Eastern under this agreement, and exhibits and schedules to this agreement, (b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered by or on behalf of any Company, TEPPCO Partners, or Texas Eastern in connection with or under this agreement or otherwise delivered by or on behalf of any Company, TEPPCO Partners, or Texas Eastern in connection with all or any part of the Obligation, and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "CURRENT FINANCIALS" means, unless otherwise specified, either (a) Borrower's consolidated Financials for the year ended December 31, 1998, or (b) at any time after annual Financials are first delivered under SECTION 8.1, Borrower's annual Financials then most recently delivered to Lenders under

                                                               CREDIT AGREEMENT
                                       4

SECTION 8.1(b), together with Borrower's quarterly Financials then most recently delivered to Lenders under SECTION 8.1(c).

         "DEBT" means -- for any Person, at any time, and without duplication -- the sum of (a) all Funded Debt of that Person, plus (b) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts receivable, plus (c) all direct or contingent obligations in respect of letters of credit, plus (d) each obligation for Hedging Exposure of $10,000,000 or more, plus (e) all guaranties, endorsements, and other contingent obligations for the obligations in respect of obligations of other persons or entities of the nature described in CLAUSES (a) through (d) above.

         "DEBTOR LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Legal Requirements affecting creditors' Rights.

         "DEFAULT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the Principal Debt owed all Lenders.

         "DEFAULT RATE" means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the sum of the Base Rate plus 2% or (b) the Maximum Rate.

         "DISTRIBUTION" means, with respect to any shares of any capital stock, other equity securities, or ownership interests issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities or interests, (b) the declaration or payment of any dividend on or with respect to those securities or interests, (c) any Investment by that Person in the holder of any of those securities or interests, and (d) any other payment by that Person with respect to those securities or interests.

         "EBITDA" means:

                  (a) For any period consisting of four consecutive fiscal quarters taken as a single accounting period, for any Person, and without duplication, the sum of (i) Net Income plus (ii) to the extent actually deducted in determining Net Income, Interest Expense, Tax Expense, depreciation, and amortization; and

                  (b) For purposes of calculating EBITDA in respect of any entity that became a Subsidiary of that Person or was merged with or consolidated into that Person during that period, EBITDA of that Person shall include the EBITDA of that entity during that period and before the date of that acquisition, merger, or consolidation for a total period of four consecutive fiscal quarters.

         "EMPLOYEE PLAN" means any employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by Guarantor or any ERISA Affiliate (other than a Multiemployer Plan).

         "ENVIRONMENTAL LAW" means any applicable Legal Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42

                                                               CREDIT AGREEMENT
                                       5

U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state local Legal Requirements, and any analogous future enacted or adopted Legal Requirement.

         "ENVIRONMENTAL LIABILITY" means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind to the extent that it results (a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

         "ENVIRONMENTAL PERMIT" means any permit, or license, from any Person defined in CLAUSE (a) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means any Person that, for purposes of Title IV of ERISA, is a member of any Company's controlled group or is under common control with any Company within the meaning of Section 414 of the IRC.

         "EVENT OF DEFAULT" is defined in SECTION 11.

         "FED-FUNDS RATE" means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Administrative Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Administrative Agent from three federal-funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "FINA/BASF CONTRACTS" means, collectively: (a) the Services Agreement;
(b) the Call Option Agreement dated February 9, 1999, between Borrower, BASF Fina Petrochemicals Limited Partnership, BASF Corporation, and FINA Oil and Chemical Company; (c) the Agreement between Owner and Contractor dated February 4, 1999, between Borrower and Eagleton Engineering Company; and (d) the Parent Company Guaranty dated February 4, 1999, between Babcock International Group PLC and Borrower.

         "FINA/BASF PROJECT" means Borrower's construction of pipelines from Mont Belvieu, Texas to Port Arthur, Texas.

         "FINANCIALS" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

         "FUNDED DEBT" means -- for any Person, at any time, and without duplication -- the sum of (a) the unpaid principal amount or component of all obligations for borrowed money, plus (b) the unpaid principal

                                                               CREDIT AGREEMENT
                                       6
amount or component of all obligations evidenced by bonds, debentures, notes or similar instruments, plus (c) the unpaid principal amount or component of all obligations to pay the deferred purchase price of property or service except trade accounts payable arising in the ordinary course of business, plus (d) in respect of all obligations that are secured (or for which the holder of any such obligation has an existing Right, contingent or otherwise, to be so secured) by any Lien on property owned or acquired by that Person, the lesser of either the unpaid amount of all of those obligations from time to time outstanding or the fair-market value of the property securing all of those obligations, liabilities secured (or for which the holder of such obligations has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, plus (e) all Capital Lease obligations, plus (f) the unpaid principal amount or component of all obligations under synthetic leases, plus (g) the unpaid principal amount or component of all guaranties, endorsements, and other contingent obligations in respect of obligations of other persons or entities of the nature described in CLAUSES (a) through (f) above.

         "FUNDING LOSS" means any loss, expense, or reduction in yield (but not any Applicable Margin) that (a) any Lender reasonably incurs because (i) Borrower fails or refuses (for any reason whatsoever other than a default by Administrative Agent or the Lender claiming that loss, expense, or reduction in yield) to take any Borrowing that it has requested under this agreement, or
(ii) Borrower voluntarily or involuntarily prepays or pays any LIBOR-Rate Borrowing or converts any LIBOR-Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period, and
(b) shall be determined by the relevant Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Borrowing had such event not occurred, at the LIBOR Rate, for the period from the date of the event to the last day of the then current Interest Period (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period for that Borrowing), over (ii) the amount of interest which would accrue on that principal amount for that period at the interest rate which that Lender would bid were it to bid, at the commencement of that period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         "GOVERNMENTAL AUTHORITY" means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "GUARANTOR" means TEPPCO Partners and each other Person delivering a Guaranty as required by SECTION 6.

         "GUARANTY" means a guaranty substantially in the form of EXHIBIT B.

         "HAZARDOUS SUBSTANCE" means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

         "HEDGING AGREEMENT" means, for any Person, any present or future, whether master or single, agreement, document or instrument providing for, or constituting an agreement to enter into (a) commodity

                                                               CREDIT AGREEMENT
                                       7
hedges in the normal course of business in accordance with practices of that Person for hedging material purchases, (b) arrangement for foreign-currency-exchange protection, (c) Rate-Protection Arrangement, and (d) interest-rate-hedging products involving payment premium for which that Person has no future liability.

         "HEDGING EXPOSURE" means at any time (a) for a Rate-Protection Arrangement, the related Rate-Protection Exposure, and (b) for any other Hedging Agreement, the amount, if any, that would be payable to the counter party to that Hedging Agreement if it were terminated at that time.

         "INTEREST EXPENSE" means, for any Person and any period, all interest expense (including all amortization of debt discount and expenses and reported interest) on all Funded Debt of that Person.

         "INTEREST PERIOD" is defined in SECTION 3.9.

         "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any other investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person. However, the term investment does not include any extension of trade debt in the ordinary course of business or, as a result of collection efforts, the receipt of any equity in or property of a Person.

         "IRC" means the Internal Revenue Code of 1986.

         "LEGAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "LENDERS" means the financial institutions (including, without limitation, Administrative Agent, in its capacity as a Lender, in respect of its Commitment) initially named on SCHEDULE 2 or, to the extent they constitute permitted assignees pursuant to the terms of this agreement, on the most-recently-amended SCHEDULE 2, if any, delivered by Administrative Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement in the capacity as Lenders).

         "LIBOR RATE" means, for a LIBOR-Rate Borrowing and its Interest Period, the quotient of (a) the annual interest rate for deposits in United States dollars of amounts equal or comparable to the principal amount of that LIBOR-Rate Borrowing offered for a term comparable to that Interest Rate, which rate appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two Business Days before the beginning of that Interest Period or, if no such offered rates appear on such page, then the rate used for that Interest Period shall be the arithmetic average (rounded upwards, if necessary, to the next higher 0.001%) of rate offered by Lender to not less than two major banks in New York, New York at approximately 10:00 a.m. (Atlanta, Georgia time) two Business Days before the beginning of that Interest Period for deposits in United States dollars in the London interbank market of the principal amount of that LIBOR Borrowing offered for a term comparable to that Interest Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 0.001%, and the term "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Dow Jones Markets Service, Inc. (or such other page as may replace Page 3750 on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for United States dollars).

                                                               CREDIT AGREEMENT
                                       8

         "LIBOR-RATE BORROWING" means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

         "LIBOR RESERVE PERCENTAGE" means, for any Interest Period with respect to a LIBOR-Rate Borrowing, the reserve percentage applicable to that Interest Period (or, if more than one such percentage shall be so applicable, then the daily average of such percentages for those days in that Interest Period during which any such percentage shall be applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) for Lenders with respect to liabilities or assets consisting of or including "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term equal to that Interest Period.

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         "LITIGATION" means any action by or before any Governmental Authority.

         "MATERIAL-ADVERSE EVENT" means any circumstance or event that, individually or collectively, is, or is reasonably expected to result in, any
(a) material impairment of (i) the ability of Borrower or any Guarantor to perform any of their respective payment or other material obligations under any Credit Document, or (ii) the ability of Administrative Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents (other than as a result of its own act or omission), (b) material and adverse effect on the financial condition of Borrower individually, or TEPPCO Partners and its Subsidiaries as a whole, as represented to Lenders in the Current Financials most recently delivered before the date of this agreement, or (c) Event of Default or Potential Default.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Legal Requirement, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the IRC to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "NET INCOME" means, for any Person and any period, that Person's profit or loss (a) after deducting all of its operating expenses, provision for Taxes, and reserves (including reserves for deferred income Taxes), and all other deductions in accordance with GAAP, but (b) excluding (i) extraordinary items, and (ii) the profit or loss of any entity accrued before the date that
(A) it becomes a Subsidiary of such Person, (B) it is merged with such Person or any of its Subsidiaries, or (C) its assets are acquired by such Person of any of its Subsidiaries.

         "NOTES" means the Revolving Notes and Term Notes.


                                                               CREDIT AGREEMENT
                                       9

         "OBLIGATION" means all present and future (a) Debts, liabilities, and obligations of Borrower to Administrative Agent or any Lender that arises under any Credit Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) Rate-Protection Exposure of any Rate-Protection Party that is a Lender or an Affiliate (with whom Borrower has contractually entered into that Hedging Agreement in connection with this agreement) of a Lender, and (c) renewals, extensions, and modifications of any of the foregoing.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 651 et seq.

         "OTHER CREDIT AGREEMENTS" means the TEPPCO Colorado Credit Agreement and the TEPPCO Crude Credit Agreement.

         "PARTICIPANT" is defined in SECTION 14.10(c).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED DEBT" is defined in SECTION 9.1.

         "PERMITTED LIENS" is defined in SECTION 9.3.

         "PERMITTED INVESTMENT" is defined in SECTION 9.7.

         "PERSON" means any individual, entity, or Governmental Authority.

         "POTENTIAL DEFAULT" means any event, occurrence, or circumstance, the existence of which upon any required notice, time lapse, or both, would become an Event of Default.

         "PREDECESSOR" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

         "PRINCIPAL DEBT" means, at any time, the unpaid principal balance of all Borrowings.

         "RATE-PROTECTION ARRANGEMENT" means any interest-rate swap, cap, collar, or similar arrangement.

         "RATE-PROTECTION EXPOSURE" means, for any Rate-Protection Arrangement and at any time, the amount, if any, that would be payable to the Rate-Protection Party in that Rate-Protection Arrangement for any "agreement value" as though that Rate-Protection Arrangement were terminated at that time, in each case (a) calculated as provided in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions, and Provisions for SWAPS in effect on the date such arrangement is entered into, and (b) determined by Administrative Agent in good faith in reliance upon any information (including any information provided by the Rate-Protection Party) that Administrative Agent believes (with no obligation to verify accuracy) to be accurate.

         "RATE-PROTECTION PARTY" means, at any time, any party that has entered into a Rate-Protection Arrangement with Borrower.


                                                               CREDIT AGREEMENT
                                       10

         "REAL PROPERTY" means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company, or subleased by any Company to any other Person.

         "RELEASE" means any "release" as defined under any Environmental Law.

         "REPRESENTATIVES" means officers, directors, employees, accountants, attorneys, and agents.

         "REQUIRED LENDERS" means, at any time, any combination of Lenders holding (directly or indirectly) at least 662/3% of either (a) the total Commitments while there is no Principal Debt or (b) the Principal Debt while there is any Principal Debt.

         "RESPONSIBLE OFFICER" means the chairman, president, vice president, chief executive officer, chief financial officer, treasurer, or corporate secretary of Texas Eastern.

         "REVOLVING FACILITY" is defined in the recitals to this agreement.

         "REVOLVING NOTE" means one of the promissory notes substantially in the form of EXHIBIT A-2.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "SENIOR NOTES" means the 6.45% Senior Notes Due 2008 in the original aggregate principal amount of $180,000,000 and the 7.51% Senior Notes Due 2028 in the original aggregate principal amount of $210,000,000 each case issued by Borrower under the Indenture dated as of January 27, 1998, between Borrower and The Bank of New York, Trustee.

         "SERVICES AGREEMENT" means the Services and Transportation Agreement dated February 9, 1999, between Borrower, BASF Fina Petrochemicals Limited Partnership, BASF Corporation, and FINA Oil and Chemical Company

         "SOLVENT" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         "STATED-TERMINATION DATE" means May 17, 2004.

         "SUBSIDIARY" of any Person means any corporation, limited liability company, general or limited partnership, or other entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "TAX EXPENSE" means, for any Person and any period, the taxes on income of that Person accrued during that period.

         "TEPPCO COLORADO" means TEPPCO Colorado, LLC, a Delaware limited liability company.

                                                               CREDIT AGREEMENT
                                       11

         "TEPPCO COLORADO CREDIT AGREEMENT" means the Credit Agreement dated as of April 21, 1998, between TEPPCO Colorado, certain lenders, and SunTrust Bank, Atlanta, as agent for those lenders.

         "TEPPCO CRUDE" means TEPPCO Crude Oil, LLC, a Delaware limited liability company.

         "TEPPCO CRUDE CREDIT AGREEMENT" means the Credit Agreement dated as of the date of this agreement, between TEPPCO Crude, certain lenders, SunTrust Bank, Atlanta, as agent for those lenders, and certain other agents for those lenders.

         "TEPPCO PARTNERS" means TEPPCO Partners, L.P., a Delaware limited partnership.

         "TERM LOAN" is defined in the recitals to this agreement.

         "TERM LOAN CONVERSION DATE" means the earlier of either (a) April 30, 2001 or (b) the Completion Date.

         "TERM NOTE" means one of the promissory notes substantially in the form of EXHIBIT A-1.

         "TERMINATION DATE" means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lenders' commitments to lend under this agreement are fully canceled or terminated.

         "TEXAS EASTERN" means Texas Eastern Products Pipeline Company, a Delaware corporation.

         "TYPE" means any type of Borrowing determined with respect to the applicable interest option.

         "Y2K ISSUE" means the risk that computer applications used by the Companies or by any of their respective suppliers or vendors may be unable properly to recognize and perform date-sensitive functions.

         1.2 TIME REFERENCES. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Atlanta, Georgia, on the applicable date, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 OTHER REFERENCES. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Credit Document in which they are used, (f) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (g) references to "including" mean including without limiting the generality of any description preceding that word, (h) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (i) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible, visible form, (j) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (k) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, (l) references to any Governmental Authority

                                                               CREDIT AGREEMENT
                                       12
include any Person succeeding to its relevant function, and (m) references to any Credit Document or other document include (to the extent not prohibited by the terms of the Credit Documents) every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Credit Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all financial terms and compliance with reporting and financial covenants must be on a consolidated basis, as applicable.

SECTION 2 COMMITMENT. Subject to the provisions in the Loan Documents, each Lender severally but not jointly agrees to extend credit to Borrower under the Term Loan and under the Revolving Facility in accordance with the following provisions.

         2.1 TERM LOAN. Each Borrowing under the Term Loan is subject to all of the provisions on the Credit Documents, including: (a) Each Borrowing may occur only on a Business Day on or after the Closing Date and before the earlier of the Termination Date or the Term Loan Conversion Date; (b) each Borrowing may only be $500,000 or a greater integral multiple of $100,000; (c) the aggregate amount of Borrowings under the Term Loan may never exceed $75,000,000; and (d) Borrower may not reborrow any portion of the Term Loan once repaid.

         2.2 REVOLVING FACILITY. Each Borrowing under the Revolving Facility is subject to all of the provisions in the Credit Documents, including the following: (a) each Borrowing may only occur on a Business Day on or after the Closing Date and before the Termination Date; (b) each Borrowing may only be $500,000 or a greater integral multiple of $100,000; and (c) the Principal Debt may never exceed the total Commitments.

         2.3 BORROWING PROCEDURE. The following procedures apply to Borrowings:

                  (a) BORROWING REQUEST. Borrower may request a Borrowing under the Term Loan or Revolving Facility by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on Borrower, stating the Type, amount, and Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the date on which funds are requested (the "BORROWING DATE") for any LIBOR-Rate Borrowing, or (ii) 11:00 a.m. on the Borrowing Date for any Base-Rate Borrowing. Administrative Agent shall promptly on the day received notify each Lender of any Borrowing Request.

                  (b) FUNDING. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent's principal office in Atlanta, Georgia, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders) make those funds available to Borrower by wiring the funds to or for the account of Borrower.


                                                               CREDIT AGREEMENT
                                       13

                  (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Fed-Funds Rate, or
         (ii) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at the rate applicable to that Borrowing. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.3(B); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

         2.4 EFFECT OF REQUESTS. Each Borrowing Request constitutes a representation and warranty by Borrower that as of the Borrowing Date all of the applicable conditions precedent in SECTION 5 have been satisfied.

         2.5 TERMINATION. Borrower may, upon giving at least five Business Days prior written and irrevocable notice to Administrative Agent, terminate all or part of the Revolving Facility. Each partial termination must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000 and must be ratable in accordance with each Lender's Commitment Percentage. At the time of any termination, Borrower shall pay to Administrative Agent, for the account of each Lender, as applicable, all accrued and unpaid fees under this agreement, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Revolving Facility that is terminated may not be reinstated.

SECTION 3         PAYMENT TERMS.

         3.1 NOTES AND PAYMENTS. The Term Loan is evidenced by the Term Notes, one payable to each Lender in the stated amount of its Commitment for the Term Loan. Principal Debt under the Revolving Facility is evidenced by the Revolving Notes, one payable to each Lender in the stated amount of its Commitment for the Revolving Facility. Borrower must make each payment and prepayment on the Obligation to Administrative Agent's principal office in Atlanta, Georgia, in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to SECTION 3.6, those funds continue to accrue interest as if they were received on the next Business Day. Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Administrative Agent receives the funds from Borrower. Unless Administrative Agent has received notice from Borrower before the date on which any payment is due under this agreement that Borrower will not make that payment in full, then on the date that payment is due Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the

                                                               CREDIT AGREEMENT
                                       14
date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Fed-Funds Rate.

         3.2      INTEREST AND PRINCIPAL PAYMENTS.

                  (a) INTEREST. Accrued interest on each LIBOR-Rate Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period for a LIBOR-Rate Borrowing is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base-Rate Borrowing is due and payable in arrears on the last day of each calendar month, commencing on the first of those dates that follows the Closing Date, and on the Termination Date.

                  (b) REVOLVING-FACILITY PRINCIPAL. The Principal Debt under the Revolving Facility is due and payable on the Termination Date. Before that date, Borrower may at any time prepay, without penalty and in whole or in part, the Principal Debt under the Revolving Facility so long as (i) each voluntary partial prepayment must be in a principal amount not less than $500,000 or a greater integral multiple of $100,000 and (ii) Borrower shall pay the related Funding Loss, if any, upon demand. Conversions under SECTION 3.10 are not prepayments.

                  (c) TERM-LOAN PRINCIPAL. The Principal Debt under the Term Loan is due and payable in installments on the last day of each March, June, September, and December, commencing on the first of those dates following the Term Loan Conversion Date, and in accordance with the following amortization table unless the Principal Debt under the Term Loan as of the Term Loan Conversion Date is less than $75,000,000, in which case, in accordance with the following table only until paid in full.


       QUARTER(S) ENDING              QUARTERLY INSTALLMENT
       =================              =====================
           06/30/1999                       $        0
           ----------                       ----------
           09/30/1999                       $        0
           ----------                       ----------
           12/31/1999                       $        0
           ----------                       ----------
           03/31/2000                       $        0
           ----------                       ----------
           06/30/2000                       $        0
           ----------                       ----------
           09/30/2000                       $        0
           ----------                       ----------
           12/31/2000                       $        0
           ----------                       ----------
           03/31/2001                       $        0
           ----------                       ----------
           06/30/2001                       $2,500,000
           ----------                       ----------
           09/30/2001                       $2,500,000
           ----------                       ----------
           12/31/2001                       $2,500,000
           ----------                       ----------
           03/31/2002                       $2,500,000
           ----------                       ----------
           06/30/2002                       $3,750,000
           ----------                       ----------
           09/30/2002                       $3,750,000
           ==========                       ==========


                                                               CREDIT AGREEMENT
                                       15

       Quarter(s) Ending              Quarterly Installment
    ======================            =====================
                12/31/2002                 $ 3,750,000
    ----------------------                 -----------
                03/31/2003                 $ 3,750,000
    ----------------------                 -----------
                06/30/2003                 $ 5,000,000
    ----------------------                 -----------
                09/30/2003                 $ 5,000,000
    ----------------------                 -----------
                12/31/2003                 $ 5,000,000
    ----------------------                 -----------
                03/31/2004                 $ 5,000,000
    ----------------------                 -----------
    Stated-Termination Date                $30,000,000
    ----------------------                 -----------
             TOTAL                         $75,000,000
    ======================                 ===========


                  (d) TERM-LOAN-VOLUNTARY PREPAYMENTS. Borrower may, by giving notice to Administrative Agent no later than three Business Days before the date of the prepayment, prepay, without penalty and in whole or part, the Principal Debt under the Term Loan so long as (i) the notice by Borrower specifies the amount to be prepaid, (ii) each voluntary partial prepayment must be in a principal amount of not less than $500,000, or a greater integral multiple of $100,000, plus accrued interest, on the amount prepaid, to the date of the prepayment, and (iii) Borrower shall pay the Funding Loss, if any, upon demand. Conversions under SECTION 3.10 are not prepayments. No voluntary prepayment of the Term Loan may be reborrowed. Voluntary prepayments of the Term Loan shall be applied ratably to the principal amount due at maturity and then to the remaining installments of Principal Debt of the Term Loan in inverse order of maturity.

         3.3 INTEREST OPTIONS. Except that the LIBOR-Rate may not be selected when an Event of Default or Potential Default exists and except as otherwise provided in this agreement Borrowings bear interest at an annual rate equal to the lesser of either (a) the Base Rate or the LIBOR Rate plus the Applicable Margin, in each case as designated or deemed designated by Borrower or (b) the Maximum Rate.

         3.4 QUOTATION OF RATES. Borrower may contact Administrative Agent prior to delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower makes a Borrowing Request or on the Borrowing Date.

         3.5 DEFAULT RATE. To the extent lawful, all past-due Principal Debt and past-due interest accruing on any Principal Debt bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 INTEREST RECAPTURE. If the designated interest rate applicable to any amount exceeds the Maximum Rate, the interest rate on that amount is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent lawful, Borrower shall pay an amount equal to the difference between (a) the lesser of either the amount of interest that would have accrued if the designated

                                                               CREDIT AGREEMENT
                                       16
rates had always been in effect or the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, or in the case of Base-Rate Borrowing in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         3.8 MAXIMUM RATE. Regardless of any provision contained in any Credit Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then any excess shall be treated as a partial prepayment of principal (without regard to SECTION 3.9) and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent lawful, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and their effects, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Principal Debt. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent lawful, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1D.001, Revised Civil Statutes of Texas. Borrower agrees that Chapter 346, Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving triparty accounts) does not apply to any Borrowings.

         3.9 INTEREST PERIODS. When Borrower requests a LIBOR-Rate Borrowing, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three, or six months for LIBOR-Rate Borrowings, subject to SECTION 14.1 and the following conditions:
(a) the initial Interest Period for a LIBOR-Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR-Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any portion of a LIBOR-Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, Borrower shall also pay any related Funding Loss; and (d) no more than six Interest Periods may be in effect at one time.

         3.10 CONVERSIONS. Subject to the dollar limits of SECTIONS 2.1(b) and 2.2(b) and provided that Borrower may not convert to or select a new Interest Period for a LIBOR-Rate Borrowing at any time when an Event of Default or Potential Default exists, Borrower may (a) convert a LIBOR-Rate Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a LIBOR-Rate Borrowing, and (c) elect a new Interest Period for a LIBOR-Rate Borrowing to commence upon expiration of the then-current Interest Period. That election may be made by telephonic request to Administrative Agent no later than 10:00 a.m. on the second Business Day before the conversion

                                                               CREDIT AGREEMENT
                                       17
date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR-Rate Borrowing or election of a new Interest Period), and no later than 11:00 a.m. on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). Borrower shall provide a Conversion Notice to Administrative Agent no later than two days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if an Event of Default or Potential Default exists, then, a LIBOR-Rate Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

         3.11 ORDER OF APPLICATION. Each payment (including proceeds from the exercise of any Rights) of the Obligation shall be applied either (a) if no Event of Default or Potential Default exists, then in the order and manner as Borrower directs, or (b) if an Event of Default or Potential Default exists or if Borrower fails to give direction, then in the following order: (i) To all fees, expenses, and indemnified amounts for which Administrative Agent has not been paid or reimbursed in accordance with the Credit Documents and -- except while an Event of Default under SECTION 11.1 exists -- as to which Borrower has been invoiced and has failed to pay within ten Business Days of that invoice;
(ii) to all fees, expenses, and indemnified amounts for which any Lender has not been paid or reimbursed in accordance with the Credit Documents (and if any payment is less than all unpaid or unreimbursed fees and expenses, then that payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date) and -- except while an Event of Default under
SECTION 11.1 exists -- as to which Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (iii) to accrued interest on the Principal Debt; (iv) to the Principal Debt in the order as Required Lenders may elect (but Required Lenders agree to apply proceeds in an order that will minimize any Funding Loss); and (v) to the remaining Obligation in the order and manner Required Lenders deem appropriate.

         3.12 SHARING OF PAYMENTS, ETC. Except as otherwise specifically provided (a) principal and interest payments shall be shared by Lenders in accordance with their respective Commitment Percentages while no Event of Default exists or their respective Default Percentages while an Event of Default exists, and (b) each other payment on the Obligation shall be shared by Lenders in the proportion that the Obligation is owed to Lenders on the date of the payment. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under the SECTION 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         3.13 OFFSET. If an Event of Default exists, each Lender is entitled to exercise (for the benefit of all Lenders) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that the Borrower or any Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation then matured and owed (directly or participated) to it.


                                                               CREDIT AGREEMENT
                                       18

         3.14 BOOKING BORROWINGS. To the extent lawful, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under SECTION
3.15 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, SECTION 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of SECTIONS 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of SECTIONS 3.16 or 3.17 as applicable.

         3.15 BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE. If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then Administrative Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement to make, or to convert to, LIBOR-Rate Borrowings, as the case may be, are suspended.

         3.16     ADDITIONAL COSTS.

                  (a) RESERVES. With respect to any LIBOR-Rate Borrowing (i) if any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and (ii) if those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR-Rate Borrowing, then (iii) that Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this CLAUSE
         (A) survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (b) CAPITAL ADEQUACY. With respect to any Borrowing, if any change in any present Legal Requirement (whether or not having the force of law), any change in the interpretation or application of any present Legal Requirement (whether or not having the force of law), or any future Legal Requirement (whether or not having the force of law) regarding capital adequacy, or if compliance by any Lender with any request, directive, or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change by any Lender, its holding company, or its applicable lending office in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise

                                                               CREDIT AGREEMENT
                                       19
         could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this CLAUSE (B) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (c) TAXES. Subject to SECTION 3.19, any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of this agreement or any other Credit Document shall, if permitted by Legal Requirement, be paid by Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income or capital of Administrative Agent or that Lender (or Administrative Agent or that Lender, as the case may be, together with any other Person with whom Administrative Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or any Lender. Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Administrative Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

         3.17 CHANGE IN LEGAL REQUIREMENTS. If any Legal Requirement makes it unlawful for any Lender to make or maintain LIBOR-Rate Borrowings, then that Lender shall promptly notify Borrower and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base- Rate Borrowing, and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, then the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event Borrower will not be required to pay any related Funding Loss, or (ii) if not prohibited by Legal Requirement, then the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, then Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

         3.18 FUNDING LOSS. BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. WHEN ANY LENDER DEMANDS THAT BORROWER PAY ANY FUNDING LOSS, THAT LENDER SHALL DELIVER TO BORROWER AND ADMINISTRATIVE AGENT A CERTIFICATE SETTING FORTH IN REASONABLE DETAIL THE BASIS FOR IMPOSING FUNDING LOSS AND THE CALCULATION OF THE AMOUNT, WHICH CALCULATION IS CONCLUSIVE AND BINDING ABSENT MANIFEST ERROR. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION IN THIS SECTION SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.


                                                               CREDIT AGREEMENT
                                       20

         3.19 FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the Legal Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent and Borrower upon the expiration or obsolescence according to Legal Requirement of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all Legal Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the IRC or other applicable Legal Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or assignee, as the case may be, for all purposes under the Credit Documents.

         3.20 DISCHARGE AND REINSTATEMENT. Each Company's obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligation is fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligation and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

SECTION 4    FEES.

         4.1 TREATMENT OF FEES. The fees described in this SECTION 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, (e) to the fullest extent permitted by Legal Requirement, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of a year of 365 or 366 days, as the case may be.

         4.2 COMMITMENT FEE. Borrower shall pay to Administrative Agent (solely for their respective accounts) a commitment fee for Lenders according to each Lender's Commitment Percentage. The fee is payable as it accrues on the last day of each March, June, September, and December (commencing on the first of those dates that follows the date of this agreement) and as it accrues on the Termination Date. Each payment of the fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on the Termination Date) preceding and including the date it is due: From the date of this agreement until the Termination Date, the product of (i) the Applicable Percentage, times (ii) the amount by which the average-daily total Commitments exceed the average-daily Principal Debt, times (iii) a fraction with the number of days in the applicable quarter or portion of it as the numerator and 365 or 366, as applicable, as the denominator.


                                                               CREDIT AGREEMENT
                                       21

SECTION 5 CONDITIONS PRECEDENT. No Lender is obligated to fund the initial Borrowing unless Administrative Agent has received all of the items described in SCHEDULE 5. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (a) Administrative Agent has timely received a properly completed and duly executed Borrowing Request; (b) all of the representations and warranties of TEPPCO Partners and the Companies in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (c) no Material-Adverse Event, Event of Default, or Potential Default exists; and (d) no limitation in SECTIONS 2.1 or 2.2 is exceeded. Each Borrowing Request, however delivered, constitutes Borrower's representation and warranty that the conditions in CLAUSES (b) through (d) above are satisfied. Upon Administrative Agent's or any Lender's reasonable request, Borrower shall deliver to Administrative Agent or such Lender evidence substantiating any of the matters in the Credit Documents that are necessary to enable Borrower to qualify for the Borrowing. Each condition precedent in this agreement (including, without limitation, those on SCHEDULE 5) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 6 GUARANTIES. Borrower shall cause TEPPCO Partners and each of Borrower's Subsidiaries (other than TEPPCO Colorado), whether now existing or in the future formed or acquired as permitted by the Credit Documents, to unconditionally guarantee the full payment and performance of the Obligation by execution of a Guaranty.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

         7.1 PURPOSE. (a) Borrower will only use the proceeds of (i) the Term Loan, for the initial construction costs of the FINA/BASF Project, and (ii) the Revolving Facility, for general working capital purposes, including acquisitions and capital expenditures, and (b) no Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended and no part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including Regulation U.

         7.2 SUBSIDIARIES. SCHEDULE 7.2 describes TEPPCO Partners' and Borrower and all of its direct and indirect Subsidiaries.

         7.3 EXISTENCE, AUTHORITY, AND GOOD STANDING. Each Guarantor and each Company is duly organized, validly existing, and in good standing under the Legal Requirements of its jurisdiction of formation. Except where not a Material-Adverse Event, each Guarantor and each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 7.2). Each Guarantor and each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Credit Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Credit Documents.

         7.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Guarantor and each Company of each Credit Document to which it is a party and the performance by it of its obligations under

                                                               CREDIT AGREEMENT
                                       22
those Credit Documents (a) are within its corporate, partnership, or comparable organizational powers, (b) have been duly authorized by all necessary corporate, partnership, or comparable organizational action, (c) require no notice to, consents or approval of, action by or filing with, any Governmental Authority (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of any of its Constituent Documents, and (e) except violations that individually or collectively are not a Material-Adverse Event, do not violate any provision of Legal Requirement applicable to it or any material agreement to which it is a party.

         7.5 BINDING EFFECT. Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Guarantor and each Company party to it, enforceable against it in accordance with that Credit Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         7.6 CURRENT FINANCIALS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, specifically contemplated by, or expressly permitted by the Credit Documents, no material adverse changes have occurred in such consolidated financial condition from that shown in the Current Financials.

         7.7  SOLVENCY.  Each of Borrower and each Guarantor is Solvent.

         7.8 LITIGATION. Except as disclosed on SCHEDULE 7.8 and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements as to which the insurer or indemnifying party, as applicable, has acknowledged liability (a) no Guarantor or Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Guarantor or Company and, if so adversely determined, is a Material-Adverse Event, and (b) no outstanding and unpaid judgments against any Guarantor or Company exist that would be a Material-Adverse Event.

         7.9 TAXES. Except where not a Material-Adverse Event (a) all Tax returns of each Guarantor and each Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Guarantor and Company that are due and payable have been paid before delinquency except as being contested as permitted by SECTION 8.5.

         7.10 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 7.10(a) no Guarantor or Company has received notice from any Governmental Authority that it has actual or potential Environmental Liability and no Guarantor or Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material-Adverse Event, and (b) no Guarantor or Company has received notice from any Governmental Authority that any Real Property is affected by, and no Guarantor or Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material-Adverse Event.

         7.11 EMPLOYEE PLANS. Except as disclosed on SCHEDULE 7.11 or where not a Material-Adverse Event (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 512 of the IRC), (b) neither Borrower nor any ERISA Affiliate has incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan, (c) neither Borrower nor any ERISA Affiliate

                                                               CREDIT AGREEMENT
                                       23
has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA,
(d) neither Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC),
(e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither Borrower nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the IRC to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the IRC complies in all material respects, both in form and operation, with ERISA and the IRC, and (h) no Multiemployer Plan subject to the IRC is in reorganization within the meaning of Section 418 of the IRC. None of the matters disclosed on
SCHEDULE 7.11 give rise to any other "reportable events," as defined above.

         7.12 DEBT. No Guarantor or Company has any Debt except as described on
SCHEDULE 7.12.

         7.13 PROPERTIES; LIENS. Each Company has good and indefeasible title to all of its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by SECTIONS 9.9 and 9.10. No Lien exists on any property of any Company except as described on SCHEDULE 7.13 and other Permitted Liens. No Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         7.14 GOVERNMENT REGULATIONS. No Guarantor or Company is subject to regulation under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         7.15 TRANSACTIONS WITH AFFILIATES. Except as otherwise disclosed on
SCHEDULE 7.15 or permitted by SECTION 9.5, no Guarantor or Company is a party to a material transaction with any of its Affiliates.

         7.16 LEASES. Except where not a Material-Adverse Event (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and (b) all material leases under which any Company is a lessee are in full force and effect.

         7.17 LABOR MATTERS. Except where not a Material-Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books,
(d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Legal Requirements.

         7.18 INTELLECTUAL PROPERTY. Except where not a Material-Adverse Event
(a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of

                                                               CREDIT AGREEMENT
                                       24
others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         7.19 FINA/BASF CONTRACTS. The FINA/BASF Contracts are in full force and effect on the date of this agreement, no default (nor any event, occurrence, or circumstance, the existence of which upon any required notice, time lapse, or both, would become a default) has occurred and is continuing under any FINA/BASF Contract, and each FINA/BASF Contract evidences the valid, binding, and enforceable obligations of the parties to it.

         7.20 Y2K ISSUE. Each Guarantor and each Company has (a) initiated a review and assessment of all areas within businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the Y2K Issue, (b) developed a plan and time line for addressing the Y2K Issue on a timely basis, and (c) to date implemented in all material respects that plan in accordance with that timetable.

         7.21 FULL DISCLOSURE. Each fact or condition relating to any Guarantor's or any Company's financial condition, business, or property that is a Material-Adverse Event has been disclosed in writing to Administrative Agent. All information previously furnished by any Guarantor or Company to Administrative Agent in connection with the Credit Documents was (and all information furnished in the future by any Company to Administrative Agent will
be) true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 8 AFFIRMATIVE COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary:

         8.1 CERTAIN ITEMS FURNISHED. Borrower shall cause the following to be furnished to each Lender:

                  (a) ANNUAL FINANCIALS OF TEPPCO PARTNERS. Promptly after preparation but no later than 90 days after the last day of each fiscal year of TEPPCO Partners, Financials showing the consolidated and consolidating financial condition and results of operations of TEPPCO Partners and its Subsidiaries as of, and for the year ended on, that last day setting forth in comparative form the figures for the previous fiscal year, accompanied by (i) the opinion, without material qualification, of KPMG LLP or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated and consolidating financial condition and results of operations of TEPPCO Partners and its Subsidiaries, and (ii) a related Compliance Certificate from a Responsible Officer, on behalf of TEPPCO Partners.

                  (b) ANNUAL FINANCIALS OF BORROWER. Promptly after preparation but no later than 90 days after the last day of each fiscal year of Borrower, Financials showing the consolidated and consolidating financial condition and results of operations of Borrower and its Subsidiaries as of, and for the year ended on, that last day setting forth in comparative form the figures for the previous fiscal year, accompanied by a Compliance Certificate, together with a completed copy of the schedule to that certificate, from a Responsible Officer, on behalf of Borrower.

                                                               CREDIT AGREEMENT
                                       25

                  (c) QUARTERLY REPORTS. Promptly after preparation but no later than 45 days after the last day of (i) each of the first three fiscal quarters of TEPPCO Partners and the Companies each year, Financials showing the consolidated and consolidating financial condition and results of operations of TEPPCO Partners and its Subsidiaries, and of Borrower and its Subsidiaries for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal quarter, accompanied in each case by a related Compliance Certificate, together with a completed copy of the schedule to that certificate, signed by a Responsible Officer, on behalf of TEPPCO Partners or Borrower, as the case may be, and (ii) each fiscal quarter of Borrower prior to the Completion Date, a report detailing the progress of the FINA/BASF Project, in form and substance satisfactory to Administrative Agent.

                  (d) OTHER REPORTS. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Guarantor or any Company for distribution to any Governmental Authority or any creditor, other than credit, trade, and other reports prepared and distributed in the ordinary course of business and information otherwise furnished to Administrative Agent and Lenders under this agreement.

                  (e) EMPLOYEE PLANS. As soon as possible and within 30 days after any Guarantor or any Company knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, each Guarantor and any Company is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

                  (f) OTHER NOTICES. Notice, promptly after Borrower knows, of
         (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any Guarantor or any Company, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Guarantor or any Company in any Credit Document, (iii) an Event of Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take,
         (iv) a default or potential default under the FINA/BASF Contracts, and
         (v) the Completion Date of the FINA/BASF Project.

                  (g) Y2K. Notice promptly after either Borrower or any Guarantor discovers or determines that any computer applications (including those of suppliers and vendors to any Guarantor or any Company) that are material to the businesses or operations of any Guarantor or any Company will not be compliant in timely resolving the Y2K Issue if that failure could reasonably be expected to be a Material-Adverse Event.


                                                               CREDIT AGREEMENT
                                       26

                  (h) OTHER INFORMATION. Promptly when reasonably requested by Administrative Agent or any Lender, such reasonable information (not otherwise required to be furnished under this agreement) about any Guarantor or any Company's business affairs, assets, and liabilities.

         8.2 USE OF CREDIT. Borrower shall use the proceeds of Borrowings only for the purposes represented in this agreement.

         8.3 BOOKS AND RECORDS. Each Guarantor and Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         8.4 INSPECTIONS. Upon reasonable request and subject to compliance with applicable safety standards, with contractual privilege and non-disclosure agreements, and with the same conditions applicable to any Guarantor or any Company in respect of property of that Guarantor or Company on the premises of other Persons, each Guarantor and Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct reasonable tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

         8.5 TAXES. Each Guarantor and Company shall promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         8.6 PAYMENT OF OBLIGATION. Each Guarantor and Company shall promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by, if required, appropriate proceedings).

         8.7 EXPENSES. Within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail (and subject to any limitations separately agreed to in writing by Borrower and Administrative Agent in respect of costs, fees, and expenses of Administrative Agent or any of its Representatives), Borrower shall pay (a) all costs, fees, and reasonable expenses paid or incurred by Administrative Agent incident to any Credit Document (including the reasonable fees and expenses of Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Credit Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including reasonable attorneys' fees and court costs), all of which are part of the Obligation, bearing interest, (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.

         8.8 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Guarantor and Company shall (a) except in connection with dispositions permitted under
SECTION 9.9 and mergers, consolidations, and dissolutions permitted under
SECTION 9.10, maintain its existence and good standing in its state of formation, and (b) except where not a Material-Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits, and franchises (including Environmental

                                                               CREDIT AGREEMENT
                                       27

Permits) necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         8.9 INSURANCE. Each Guarantor and Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         8.10 ENVIRONMENTAL MATTERS. Each Guarantor and Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material-Adverse Event, (b) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that Guarantor or any Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material-Adverse Event, and (c) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Guarantor or any Company has any potential Environmental Liability if the allegation constitutes a Material-Adverse Event.

         8.11 FINA/BASF CONTRACTS. Borrower shall maintain each FINA/BASF Contract in full force and effect until its completion.

         8.12 INDEMNIFICATION.

                  (a) AS USED IN THIS SECTION: (I) "INDEMNITEE" MEANS ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE (WITH WHOM BORROWER OR A GUARANTOR HAS ENTERED INTO A WRITTEN CONTRACTUAL ARRANGEMENT) OF ADMINISTRATIVE AGENT OR ANY LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND PERMITTED ASSIGN OF ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (II) "INDEMNIFIED LIABILITIES" MEANS ALL KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL COSTS AND REASONABLE EXPENSES, AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY ARISING OUT OF ANY (A) CREDIT DOCUMENT, TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, OR REAL PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY GUARANTOR OR ANY COMPANY, PREDECESSOR, REAL PROPERTY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.


                                                               CREDIT AGREEMENT
                                       28

                  (b) BORROWER SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

                  (c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LEGAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

                  (d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN SOLE GROSS NEGLIGENCE OR SOLE WILFUL MISCONDUCT.

                  (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE SALE OR OTHER TRANSFER OF ANY REAL PROPERTY TO ANY PERSON, THE SATISFACTION OF THE OBLIGATION, AND THE TERMINATION OF THE CREDIT DOCUMENTS FOR ONE YEAR.

SECTION 9 NEGATIVE COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent (which consent shall not be unreasonably withheld) to the contrary the Persons designated in the following sections of this SECTION 9 may not directly or indirectly do any of the following or commit (other than a commitment that is not binding on any such Person until any prior written consent of Required Lenders is first obtained) to do any of the following:

         9.1 DEBT. No Company may have any Debt except the following (the "PERMITTED DEBT"):

                  (a) OBLIGATION. The Obligation and any Guaranty under this agreement.

                  (b) EXISTING DEBT. The Debt described on SCHEDULE 7.12 (other than any such Debt that is described on that schedule as to be paid with the proceeds of Borrowings), together with all renewals, extensions, amendments, modifications, and refinancings of (but not any principal increases to) any of that Debt.

                  (c) HEDGING AGREEMENTS.  Hedging Agreements.

         9.2 PREPAYMENTS. No Company may prepay or redeem or cause to be prepaid or redeemed any principal of, or any interest on, any of its Debt except (a) the Obligation and (b) any of its other Debt if (i) no Event of Default or Potential Default exists immediately before, or will occur as a result of (or otherwise will exist immediately after), the prepayment or redemption, and (ii) in respect of any prepayment or redemption of the Senior Notes, Borrower concurrently prepays to Lenders an amount of Principal Debt that is in the same proportion to the amount of Principal Debt concurrent with or before that prepayment as the

                                                               CREDIT AGREEMENT
                                       29
amount of principal of the Senior Notes then being prepaid or redeemed bears to the total principal amount of the Senior Notes immediately before that prepayment or redemption.

         9.3 LIENS. No Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets except (i) the Credit Documents, (ii) the Other Credit Agreements and related loan documents, (iii) any lease that places a Lien prohibition on only the property subject to that lease, and (iv) arrangements and agreements that apply only to property subject to Permitted Liens. The following are "PERMITTED LIENS":

                  (a) EXISTING LIENS. The existing Liens that are described on
         SCHEDULE 7.13 and all renewals, extensions, amendments, and modifications of any of them to the extent that the total-principal amount each individually secures never exceeds the total-principal amount secured by it on the date of this agreement.

                  (b) THIS TRANSACTION. Liens, if any, ever granted to Administrative Agent in favor of Lenders to secure all of any part of the Obligation.

                  (c) BONDS. Liens securing any industrial development, pollution control, or similar revenue bonds that never exceed a total principal amount of $15,000,000.

                  (d) FORECLOSED PROPERTIES. Liens existing on any property acquired by a Company in connection with the foreclosure or other exercise of its Lien on the property.

                  (e) SETOFFS. Subject to any limitations imposed upon them in the Credit Documents, rights of set off or recoupment and banker's Liens.

                  (f) INSURANCE. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

                  (g) BIDS AND BONDS. Good-faith pledges or deposits (i) for 10% or less of the amounts due under (and made to secure) any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), (ii) in respect of any operating lease, that are for up to but not more than the greater of either 10% of the total rental obligations for the term of the lease or 50% of the total rental obligations payable during the first year of the lease, or
         (iii) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefitting any Company in the ordinary course of its business.

                  (h) PERMITS. Conditions in any permit, license, or order issued by a Governmental Authority for the ownership and operation of a pipeline that do not materially impair the ownership or operation of the pipeline.

                  (i) PROPERTY RESTRICTIONS. Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects, and similar encumbrances on, any Real Property or

                                                               CREDIT AGREEMENT
                                       30
         pipeline right-of-way that (i) do not materially impair the Company's use of the Real Property or pipeline right-of-way and (ii) are not violated by existing structures (including the pipeline) or current land use.

                  (j) EMINENT DOMAIN. The Right reserved to, or vested in, any Governmental Authority (or granted by a Governmental Authority to another Person) by the terms of any Right, franchise, grant, license, permit, or Legal Requirements to purchase or recapture, or to designate a purchaser of, any property.

                  (k) INCHOATE LIENS. If no Lien has been filed in any jurisdiction or agreed to (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord's Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable.

                  (l) MISCELLANEOUS. Any of the following to the extent that the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution has not issued or continues to be stayed, and they do not individually or collectively detract materially from the value of the property of the Company in question or materially impair the use of that property in the operation of its business: (i) Claims and Liens for Taxes; (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; (iv) Liens incident to construction and maintenance of real property; and (v) adverse judgments, attachments, or orders on appeal for the payment of money.

         9.4 EMPLOYEE PLANS. Except as disclosed on SCHEDULE 7.11 or where not a Material-Adverse Event, no Company may permit any of the events or circumstances described in SECTION 7.11 to exist or occur.

         9.5 TRANSACTIONS WITH AFFILIATES. No Company may enter into any material transaction with any of its Affiliates except (a) those described on
SCHEDULE 7.15, (b) transactions between Borrower and a Guarantor, (c) transactions permitted under SECTIONS 9.1 or 9.7, (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (e) compensation arrangements in the ordinary course of business with directors and officers of the Companies.

         9.6 COMPLIANCE WITH LEGAL REQUIREMENTS AND DOCUMENTS. No Company may
(a) violate the provisions of any Legal Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material-Adverse Event, (b) violate in any material respect any provision of its Constituent Documents, or (c) repeal, replace, or amend any provision of its Constituent Documents if that action would be a Material-Adverse Event.


                                                               CREDIT AGREEMENT
                                       31

         9.7 INVESTMENTS. No Company may make any Investments except the following (the "PERMITTED INVESTMENTS"):

                  (a) INVESTMENT POLICY. Investments specifically permitted by Texas Eastern's short-term cash and long-term investment policies, true and correct copies of which have been provided to Administrative Agent as they are from time to time in effect.

                  (b) PERMITTED ACQUISITIONS. Any Acquisition so long as (i) no Event of Default or Potential Default exists immediately before, or will occur as a result of (or otherwise will exist immediately after), that Acquisition, (ii) that Acquisition will not cause any of the representations or warranties (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement) in the Credit Documents to be materially incorrect, (iii) that Acquisition is within the same or substantially the same type of business as the Companies as of the Closing Date, (iv) the board of directors (or similar governing body) of the Person to be acquired has not notified any Company or any Lender that it opposes the offer by any Company to acquire that Person and that opposition has not been withdrawn, (v) if structured as a merger or consolidation, SECTION 9.10 is complied with, and (vi) promptly after that Acquisition is completed, Borrower gives to Lenders a written description of the acquired entity and of its business and operations.

For purposes of this SECTION 9, the total amount outstanding of any Investment by any Person in any other Person is to be determined net of repayments and dividends to, and sales of securities of the second Person by, the first Person.

         9.8      DISTRIBUTIONS.  No Guarantor or Company may:

                  (a) enter into or permit to exist any arrangement or agreement (other than this agreement and the Other Credit Agreements) that prohibits it from paying Distributions to its equity holders; or

                  (b) declare, make, or pay any Distribution other than (i) Distributions from any Subsidiary of Borrower to its parent corporation, (ii) Distributions from Borrower to TEPPCO Partners at any time when no Potential Default or Event of Default exists or would exist immediately after that Distribution, and (iii) Distributions by TEPPCO Partners that (A) will not violate its Constituent Documents and (B) do not exceed "Available Cash" as defined in TEPPCO Partners' Agreement of Limited Partnership, in each case, so long as no Event of Default or Potential Default exists or will exist as a result of it.

         9.9 DISPOSITION OF ASSETS. No Company may sell, assign, lease, transfer, or otherwise dispose of any of its assets (including equity interests in any other Company) other than (a) dispositions in the ordinary course of business for a fair and adequate consideration and (b) dispositions of assets that are obsolete or are no longer in use and are not significant to the continuation of that Company's business.

         9.10 MERGERS, CONSOLIDATIONS, AND DISSOLUTIONS. No Guarantor or Company may merge or consolidate with any other Person or dissolve except (a) if no Event of Default or Potential Default exists or will exist as a result of it, any merger or consolidation, involving one or more Guarantors or Companies (so long as, if TEPPCO Partners is involved, it is the survivor, and if Borrower is involved other than with

                                                               CREDIT AGREEMENT
                                       32

TEPPCO Partners, it is the survivor), and (b) dissolution of any Guarantor or Company (other than TEPPCO Partners) if substantially all of its assets have been conveyed to any other Guarantor or Company or disposed of as permitted in
SECTION 9.9.

         9.11 AMENDMENT OF CONSTITUENT DOCUMENTS. No Guarantor or Company shall materially amend or modify (or permit the material amendment or modification of) its Constituent Documents.

         9.12 FINA/BASF CONTRACTS. Borrower shall neither materially alter, modify, or change the terms of, or surrender, cancel, or terminate, nor permit any such material alteration, modification, change, surrender, cancellation, or termination of, any FINA/BASF Contract.

         9.13 ASSIGNMENT. No Guarantor or Company may assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

         9.14 FISCAL YEAR AND ACCOUNTING METHODS. No Company may change its fiscal year for accounting purposes or any material aspect of its method of accounting except to conform any new Subsidiary's accounting methods to Borrower's accounting methods.

         9.15 NEW BUSINESSES. No Guarantor or Company may engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

         9.16 GOVERNMENT REGULATIONS. No Guarantor or Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         9.17 SENIOR NOTES. No Company may materially amend or modify the terms of the Senior Notes or the related Indenture except as permitted by the express terms thereof.

         9.18 STRICT COMPLIANCE. No Guarantor or Company may indirectly do anything that it may not directly do under any covenant in any Credit Document.

SECTION 10 FINANCIAL COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary, the following may not occur or exist as applicable to the Companies and as determined as of the last day of each fiscal quarter of Borrower:

         10.1 MINIMUM NET WORTH. The Companies' stockholders' equity may never be less than the sum of (a) $187,648,000, plus (b) 15% of the Companies' cumulative, quarterly Net Income (without deduction for losses) after December 31, 1998, plus (c) 100% of all equity contributions to Borrower after December 31, 1998.

         10.2 MAXIMUM FUNDED DEBT TO EBITDA. The ratio of the Companies' Funded Debt to the Companies' EBITDA may never exceed the following, as applicable:



                                                               CREDIT AGREEMENT
                                       33

   QUARTER(S) ENDING              RATIO
=========================     ============
06/30/99 through 03/31/01     4.50 to 1.00
-------------------------     ------------
06/30/01 through 12/31/02     4.00 to 1.00
-------------------------     ------------
03/31/03 and thereafter       3.75 to 1.00
=========================     ============

         10.3 FIXED CHARGE COVERAGE RATIO. The ratio of (a) the Companies' EBITDA to (b) the Companies' Interest Expense and expenditures for the maintenance or repair of capital assets may never be less than the following, as applicable:


   QUARTER(S) ENDING              RATIO
=========================     ============
06/30/99 through 12/31/00     1.75 to 1.00
-------------------------     ------------
03/31/01 and thereafter       2.00 to 1.00
=========================     ============


SECTION 11 EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following:

         11.1 PAYMENT OF OBLIGATION. Borrower's failure or refusal to pay (a) principal of any Note on or before the date due or (b) any other part of the Obligation (including fees due under the Credit Documents) on or before three Business Days after the date due.

         11.2 COVENANTS. Any Guarantor's or Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

                  (a) In SECTIONS 9 or 10; or

                  (b) In SECTION 8.1, and that failure or refusal continues for ten days after the earlier of either any Guarantor or any Company knows of it or any Guarantor or any Company is notified of it by Administrative Agent or any Lender; or

                  (c) In any other provision of any Credit Document, and that failure or refusal continues for 30 days after the earlier of either any Guarantor or any Company knows of it or any Guarantor or any Company is notified of it by Administrative Agent or any Lender.

         11.3 DEBTOR RELIEF. Any Guarantor or Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (d) becomes a party to or is made the subject of any proceeding (except as a creditor or claimant) provided for by any Debtor Law (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).


                                                               CREDIT AGREEMENT
                                       34

         11.4 JUDGMENTS AND ATTACHMENTS. Where the amounts in controversy or of any judgments, as the case may be, exceed (from and after the Closing Date and individually or collectively) $25,000,000 for TEPPCO Partners or Borrower or $1,000,000 for any other Guarantor or Company, such entity fails (a) to have discharged, within 60 days after its commencement, any attachment, sequestration, or similar proceeding against any of its assets or (b) to pay any money judgment against it within ten days before the date on which any of its assets may be lawfully sold to satisfy that judgment.

         11.5 GOVERNMENT ACTION. Where it is a Material-Adverse Event (a) a final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) seeking to cause any Guarantor or Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Legal Requirements, or (b) any Governmental Authority condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of any Guarantor's or Company's assets.

         11.6 MISREPRESENTATION. Any representation or warranty made by any Guarantor or Company in any Credit Document at any time proves to have been materially incorrect when made.

         11.7 CHANGE OF CONTROL. Any one or more of the following occurs or exists: (a) TEPPCO Partners ceases to be the managing member of Borrower; (b) TEPPCO Partners ceases to own at least 98.9899% of the limited partner interests in Borrower; or (c) Texas Eastern or any other subsidiary of Duke Energy Corporation ceases to be the sole general partner of TEPPCO Partners or Borrower or both.

         11.8 OTHER DEBT.

                  (a) OTHER CREDIT AGREEMENTS. The existence of an "Event of Default" under either of the Other Credit Agreements.

                  (b) OTHER. In respect of the Senior Notes or any other Debt owed by any Guarantor or Company (other than the Obligation) individually or collectively of at least $10,000,000 (a) any Guarantor or Company fails to make any payment when due (inclusive of any grace, extension, forbearance, or similar period), or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Debt to cause (whether or not it elects to cause) any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Guarantor or Company before its stated maturity.

         11.9 FINA/BASF CONTRACTS. The existence of any default or other condition or event under any FINA/BASF Contract that constitutes a Material-Adverse Event.

         11.10 VALIDITY AND ENFORCEABILITY. Once executed, this agreement, any Note or Guaranty ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Guarantor or Company party to it or any Guarantor or Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under SECTION 14.8 below may otherwise agree in writing.


                                                               CREDIT AGREEMENT
                                       35

SECTION 12 RIGHTS AND REMEDIES.

         12.1 REMEDIES UPON EVENT OF DEFAULT.

                  (a) DEBTOR RELIEF. If an Event of Default exists under
         SECTION 11.3, the commitment to extend credit under this agreement automatically terminates, the entire unpaid balance of the Principal Debt and an accrued and unpaid portion of the remaining Obligation automatically becomes due and payable without any action of any kind whatsoever.

                  (b) OTHER EVENTS OF DEFAULT. If any Event of Default exists, subject to the terms of SECTION 13.5(b), Administrative Agent may (with the consent of, and must, upon the request of, Required Lenders), upon notice to Borrower, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Principal Debt and an accrued and unpaid portion of the remaining Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Legal Requirements, or in equity.

                  (c) OFFSET. If an Event of Default exists, to the extent lawful, upon notice to Borrower, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation then matured and owed to that Lender.

         12.2 COMPANY WAIVERS. To the extent lawful, Borrower waives all other presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         12.3 NOT IN CONTROL. Nothing in any Credit Documents gives or may be deemed to give to Administrative Agent or any Lender the Right to exercise control over any Company's Real Property, other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any "Material-Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Credit Document is included for credit documentation purposes only and does not imply or be deemed to mean that Administrative Agent or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Administrative Agent's and Lenders' power is limited to the Rights provided in the Credit Documents. All of those Rights exist solely (and may be exercised in manner calculated by Administrative Agent or Lenders in their respective good faith business judgment) to assure payment and performance of the Obligation.


                                                               CREDIT AGREEMENT
                                       36

         12.4 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation is not a waiver of any Event of Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Event of Default is a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

         12.5 CUMULATIVE RIGHTS. All Rights available to Administrative Agent, Required Lenders, and Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to Administrative Agent, Required Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent, Required Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Credit Documents.

         12.6 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.

         12.7 EXPENDITURES BY LENDERS. Any costs and reasonable expenses spent or incurred by Administrative Agent or any Lender in the exercise of any Right under any Credit Document is payable by Borrower to Administrative Agent within ten Business Days after it has given demand and copies of supporting invoices or statements (if any), becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

         12.8 LIMITATION OF LIABILITY. No Administrative Agent or Lender shall be liable to any Company for any amounts representing indirect, special, or consequential damages suffered by any Company, except where such amounts are based substantially on willful misconduct by that Administrative Agent or that Lender, but then only to the extent any damages resulting from such wilful misconduct are covered by that Administrative Agent's and that Lenders' fidelity bond or other insurance.

SECTION 13        ADMINISTRATIVE AGENT AND LENDERS.

         13.1     ADMINISTRATIVE AGENT.

                  (a) APPOINTMENT. Each Lender appoints Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this SECTION 13) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Credit Documents; (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of collateral, if any, for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Credit Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of

                                                               CREDIT AGREEMENT
                                       37
         the Credit Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Legal Requirement.

                  (b) SUCCESSOR. Administrative Agent may, subject to Borrower's prior written consent that may not be unreasonably withheld, assign all of its Rights and obligations as Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. Administrative Agent may also, upon 30 days prior notice to Borrower, voluntarily resign. If the initial or any successor Administrative Agent ever ceases to be a party to this agreement or if the initial or any successor Administrative Agent ever resigns then Required Lenders shall (which, if no Event of Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, upon 30 days prior notice to Borrower, appoint a successor Administrative Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation as Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Credit Documents.

                  (c) RIGHTS AS LENDER. Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent. The term "Lender", unless the context otherwise indicates, includes Administrative Agent. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Credit Documents, and that Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

                  (d) OTHER ACTIVITIES. Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Credit Documents. Without limiting the Rights of Lenders specifically set forth in the Credit Documents, neither Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by Administrative Agent or any Lender in respect of those

                                                               CREDIT AGREEMENT
                                       38
         other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Administrative Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Credit Documents).

         13.2 EXPENSES. Each Lender shall pay its Commitment Percentage of any reasonable expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent or in connection with any of the Credit Documents if Administrative Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to Administrative Agent if Administrative Agent is subsequently reimbursed from other sources.

         13.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's part of the Obligation).

         13.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this CLAUSE (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.


                                                               CREDIT AGREEMENT
                                       39

         13.5 LIMITATION OF ADMINISTRATIVE AGENT'S LIABILITY.

                  (a) EXCULPATION. Neither Administrative Agent nor any of its Affiliates or Representatives will be liable to any Lender for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for gross negligence or willful misconduct), and neither Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If Administrative Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting under this agreement in accordance with instructions of Required Lenders.

                  (c) RELIANCE. Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of Partners or any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Credit Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Credit Document on the part of Partners or any Company. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE
         OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT BY LENDERS FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                                               CREDIT AGREEMENT
                                       40

         13.6 EVENT OF DEFAULT. While an Event of Default exists, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company's property, Administrative Agent is acting for the ratable benefit of each Lender.

         13.7 LIMITATION OF LIABILITY. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         13.8 OTHER AGENTS. Two Lenders are named on the cover page, in the introductory paragraph of this agreement, and on the signature page of this agreement as "Syndication Agent" or "Documentation Agent," respectively. Neither of them, in those capacities, assumes any responsibility or obligation under this agreement for syndication, documentation, servicing, enforcement, or collection of any of the Obligation, nor any other duties, as agents for Lenders.

         13.9 RELATIONSHIP OF LENDERS. The Credit Documents do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

         13.10 BENEFITS OF AGREEMENT. None of the provisions of this section inure to the benefit of any Company or any other Person except Administrative Agent and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with these provisions.

SECTION 14 MISCELLANEOUS.

         14.1 NONBUSINESS DAYS. Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest accrues on any payment until it is made). However, if the payment concerns a LIBOR-Rate Borrowing and if the next-succeeding Business Day is in the next calendar month, then that payment must be made on the next-preceding Business Day.

         14.2 COMMUNICATIONS. Unless otherwise specified, any communication from one party to another under any Credit Document must be in writing (which may be by fax) to be effective and is deemed given (a) if by fax, when transmitted to the appropriate fax number (which, without affecting the date when deemed given, must be promptly confirmed by telephone), (b) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (c) if by any other means, when actually delivered. Until changed by notice under this agreement, the address, fax number, and telephone number for Borrower and Administrative Agent are stated beside their respective signatures to this agreement and for each Lender are stated beside its name on
SCHEDULE 2.

         14.3 FORM AND NUMBER. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Administrative Agent and Borrower.


                                                               CREDIT AGREEMENT
                                       41

         14.4 EXCEPTIONS. An exception to any Credit Document covenant or agreement does not permit violation of any other Credit Document covenant or agreement.

         14.5 SURVIVAL. All Credit Document provisions survive all closings and are not affected by any investigation by any party.

         14.6 GOVERNING LAW. Unless otherwise specified, each Credit Document must be construed, and its performance enforced, under the Laws of the State of Texas and the United States of America.

         14.7 INVALID PROVISIONS. If any provision of a Credit Document is judicially determined to be unenforceable, then all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

         14.8     AMENDMENTS, SUPPLEMENTS, WAIVERS, CONSENTS, AND CONFLICTS.

                  (a) ALL LENDERS. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by all Lenders: (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest of any of the Obligation or any fees payable ratably to Lenders under the Credit Documents, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) changes the definition of "Commitment," "Commitment Percentage," "Default Percentage," or "Required Lenders," (iii) increases any part of any Lender's Commitment; (iv) fully or partially releases or amends the Guaranty, except, in each case, as expressly provided by any Credit Document or as a result of a merger, consolidation, or dissolution expressly permitted in the Credit Documents; (v) consents to any assignment by Borrower under SECTION 14.10(A); or (vi) changes this CLAUSE (A) or any other matter specifically requiring the consent of all Lenders under any Credit Document.

                  (b) ADMINISTRATIVE AGENT. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by Administrative Agent: (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to Administrative Agent under any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) increases Administrative Agent's obligations beyond its agreements under any Credit Document; or (iii) changes this CLAUSE (B) or any other matter specifically requiring the consent of Administrative Agent under any Credit Document.

                  (c) REQUIRED LENDERS. Except as specified above (i) the provisions of this agreement may be amended and supplemented, and waivers and consents under it may be given, in writing executed by Borrower and Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of this agreement, and (ii) each other Credit Document may only be amended and supplemented, and waivers and consents under it may be given, in a writing executed by the parties to that Credit Document that is also executed or approved by

                                                               CREDIT AGREEMENT
                                       42

         Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of that other Credit Document.

                  (d) WAIVERS. No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under any Credit Document operates as a waiver of that Right. A waiver must be in writing and signed by the parties otherwise required by this SECTION 14.8 to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

                  (e) CONFLICTS. Although this agreement and other Credit Documents may contain additional and different terms and provisions, any conflict or ambiguity between the express terms and provisions of this agreement and express terms and provisions in any other Credit Document is controlled by the express terms and provisions of this agreement.

         14.9 COUNTERPARTS. Any Credit Document may be executed in a number of identical counterparts (including, at Administrative Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Certain parties to this agreement may execute multiple signature pages to this agreement as well as one or more complete counterparts of it, and Borrower and Administrative Agent are authorized to execute, where applicable, those separate signature pages and insert them, along with signature pages of other parties to this agreement, into one or more complete counterparts of this agreement that contain signatures of all parties to it.

         14.10 PARTIES.

                  (a) PARTIES AND BENEFICIARIES. Each Credit Document binds and inures to the parties to it and each of their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this agreement. No Company may assign or transfer any Rights or obligations under any Credit Document without first obtaining all Lenders' consent, and any purported assignment or transfer without all Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by CLAUSES (c) or (d) below, neither of which provisions permit any Lender to transfer, pledge, assign, sell any participation in, or otherwise encumber any of its portion of the Obligation for consideration that, directly or indirectly, reflects a discount from face value (i.e., full principal amount involved plus accrued and unpaid interest and fees related to
         it) without first having offered that transfer, pledge, assignment, participation, or encumbrance to all other Lenders ratably according to their Commitment Percentages or Default Percentages, as the case may be.

                  (b) RELATIONSHIP OF PARTIES. The relationship between each Lender and each applicable Company is that of creditor/secured party and obligor, respectively. Financial covenant and reporting provisions in the Credit Documents are intended solely for the benefit of each Lender to protect its interest as a creditor/secured party. Nothing in the Credit Documents may be construed as (i) permitting or obligating any Lender to act as a financial or business advisor or consultant to any Company, (ii) permitting or obligating any Lender to control any Company or conduct its operations, (iii) creating any fiduciary obligation of any Lender to any Company, or (iv) creating any

                                                               CREDIT AGREEMENT
                                       43
         joint venture, agency, or other relationship between the parties except as expressly specified in the Credit Documents.

                  (c) PARTICIPATIONS. Any Lender may (subject to the provisions of this section, in accordance with applicable Legal Requirement, in the ordinary course of its business, at any time, and with notice to Borrower) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation so long as the minimum amount of such participating interest is $5,000,000. The selling Lender remains a "Lender" under the Credit Documents, the Participant does not become a "Lender" under the Credit Documents, and the selling Lender's obligations under the Credit Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Credit Documents. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Credit Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Credit Documents except as provided in the except clause of the last sentence of this SECTION 14.10(c). Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of
         SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Credit Document except as to matters in
         SECTION 14.8(a)(i) and (ii).

                  (d) ASSIGNMENTS. Each Lender may make assignments to the Federal Reserve Bank, provided that any related costs, fees, and expenses incurred by such Lender in connection with such assignment or the re-assignment back to it free of any interests of the Federal Reserve Bank, shall be for the sole account of Lender. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Credit Documents so long as (i) the assignor Lender and Assignee execute and deliver to Administrative Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required by Borrower if an Event of Default exists) an assignment and assumption agreement in substantially the form of EXHIBIT E (an "ASSIGNMENT") and pay to Administrative Agent a processing fee of $3,500 (which payment obligation is the sole liability, joint and several, of that Lender and Assignee), (ii) the assignment must be for a minimum total Commitment of $5,000,000, and, if the assigning Lender retains any Commitment, it must be a minimum total Commitment of $10,000,000, and (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment is accepted by Administrative Agent and Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Credit Documents, (ii) in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Credit Documents, the assignor Lender ceases to be a party to the Credit Documents,
         (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance

                                                               CREDIT AGREEMENT
                                       44
         with this agreement following the transfer, (iv) upon delivery of the Notes under CLAUSE (III) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v) SCHEDULE 2 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Administrative Agent shall prepare and circulate to Borrower and Lenders an amended SCHEDULE 2 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Credit Documents (and the assigning Lender shall continue to be treated for all purposes as the party to the Credit Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in CLAUSES (iii) and (iv) have occurred. The Obligation is registered on the books of Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal and interest of the Obligation may only be made in accordance with this section.

         14.11 VENUE, SERVICE OF PROCESS, AND JURY TRIAL. BORROWER IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

         14.12 NON-RECOURSE TO TEXAS EASTERN. NEITHER TEXAS EASTERN NOR ANY DIRECTOR, OFFICER, EMPLOYEE, STOCKHOLDER, OR AGENT OF TEXAS EASTERN SHALL HAVE ANY LIABILITY FOR ANY

                                                               CREDIT AGREEMENT
                                       45

OBLIGATIONS OF BORROWER OR A GUARANTOR UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION, INCLUDING ANY LIABILITY BASED UPON, OR ARISING BY OPERATION OF LAW AS A RESULT OF, THE STATUS OR CAPACITY OF TEXAS EASTERN AS THE "GENERAL PARTNER" OF TEPPCO PARTNERS AND BORROWER. BY EXECUTING THIS AGREEMENT, ADMINISTRATIVE AGENT AND EACH LENDER, EXPRESSLY WAIVES AND RELEASES ALL SUCH LIABILITY. THIS WAIVER AND RELEASE SHALL BE A PART OF THE CONSIDERATION FOR TEPPCO PARTNERS' EXECUTION AND DELIVERY OF ITS GUARANTY.

         14.13 CONFIDENTIALITY. Administrative Agent and each Lender agrees (on behalf of itself and each of its Affiliates, and its and each of their respective Representatives) to keep and maintain any non-public information supplied to it by or on behalf of any Company which is identified as being confidential and shall not use any such information for any purpose other than in connection with the administration or enforcement of this transaction. However, nothing herein shall limit the disclosure of any such information (a) to the extent required by Legal Requirement, (b) to counsel of Administrative Agent or any Lender in connection with the transactions provided for in this agreement, (c) to bank examiners, auditors and accountants, or (d) any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first enters into a confidentiality agreement with Administrative Agent or such Lender.

         14.14 ENTIRETY. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND ADMINISTRATIVE AGENT WITH RESPECT TO THEIR SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.

                                                               CREDIT AGREEMENT
                                       46

         EXECUTED as of the date first stated in this Credit Agreement.

TE Products Pipeline Company,                     TE PRODUCTS PIPELINE COMPANY,
  Limited Partnership                             LIMITED PARTNERSHIP, as Borrower
America Tower Bldg.
2929 Allen Parkway, Suite 3200                    By:      TEXAS EASTERN PRODUCTS
Houston, TX 77019                                          PIPELINE COMPANY, as General
Attn:    Charles H. Leonard,                               Partner
         Senior Vice President, Chief Financial
         Officer, & Treasurer                              By  /s/ CHARLES H. LEONARD
Phone:   713-759-3999                                          -------------------------------
Fax:     713-759-3957                                          Charles H. Leonard, Senior Vice
                                                               President, Chief Financial
                                                               Officer, and Treasurer


SunTrust Bank, Atlanta                            SUNTRUST BANK, ATLANTA, as
303 Peachtree Street, N.E.                        Administrative Agent and a Lender
3rd Floor
Atlanta, GA 30308
Attn:    Steve Newby                              By  /s/ RYAN SIMMONS
         Assistant Vice President                     ----------------------------------
Phone:   404-658-4916                                 Name: Ryan Simmons
Fax:     404-827-6270                                      -----------------------------
                                                      Title: Officer
                                                            ----------------------------

                                                  By  /s/ DEBORAH S. ARMSTRONG
                                                      ----------------------------------
                                                      Name: Deborah S. Armstrong
                                                           -----------------------------
                                                      Title: Vice President
                                                            ----------------------------

THE FIRST NATIONAL BANK OF                        FIRST UNION NATIONAL BANK, as
CHICAGO, as Syndication Agent and a Lender        Documentation Agent and a Lender


By  /s/ JOSEPH C. GIAMPETRONI                     By  /s/ RUSSELL CLINGMAN
    ----------------------------------                ----------------------------------
    Name: Joseph C. Giampetroni                       Name: Russell Clingman
         -----------------------------                     -----------------------------
    Title: Vice President                             Title: Vice President
          ----------------------------                      ----------------------------


THE BANK OF NEW YORK, as a Lender                 HIBERNIA NATIONAL BANK, as a Lender


By  /s/ RAYMOND J. PALMER                         By  /s/ TAMMY ANGELETY
    ----------------------------------                ----------------------------------
    Name: Raymond J. Palmer                           Name: Tammy Angelety
         -----------------------------                     -----------------------------
    Title: Vice President                             Title: Assistant Vice President
          ----------------------------                      ----------------------------


THE FUJI BANK, LIMITED, as a Lender


By  /s/ RAYMOND VENTURA
    ----------------------------------
    Name: Raymond Ventura
         -----------------------------
    Title: Vice President and Manager
          ----------------------------